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                                                                    EXHIBIT 23.3

                     [DEGOLYER AND MACNAUGHTON LETTERHEAD]




                                 March 27, 2002




Tri-Union Development Corporation
530 Lovett Boulevard
Houston, Texas 77006-4021


Gentlemen:

         We hereby consent to the references to our firm and to the opinions delivered to Tri-Union Development Corporation (the Company) regarding our estimates of the proved oil, condensate, and natural gas reserves of certain properties owned by the Company. The opinions are contained in our "Appraisal Report as of December 31, 2001 on Certain Properties owned by Tri-Union Development Corporation SEC Case" dated March 1, 2002. The opinions are referred to in the section "Oil and Natural Gas Reserves" in the Company's current Report on Form 10-K to be filed with the Securities and Exchange Commission.

                                                  Very truly yours,



                                                  /s/ DeGOLYER and MacNAUGHTON